Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2015 with respect to the accompanying the consolidated financial statements of First Foundation Inc. and Subsidiaries (the Company) for the years ended December 31, 2014 and 2013 included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2014 and 2013. We hereby consent to the incorporation by reference of that report in the Company’s Registration Statement on Form S-8 (File No. 333-193658).

/s/ Vavrinek, Trine, Day & Co. LLP
Laguna Hills, California
March 16, 2015